EXHIBIT 5

                                                  May 1, 2000
Admiralty Bancorp, Inc.
4400 PGA Boulevard
Suite 200
Palm Beach Gardens, FL 33410

         Re:      Admiralty Bancorp, Inc.
                  Registration Statement on Form S-3

Dear Sirs:

         We have acted as counsel for Admiralty Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to an aggregate of 1,089,594 shares of Class B Common Stock, no par value per share, of the Company to be issued by the Company upon the exercise by holders of Class B Common Stock warrants previously issued by the Company (the "Warrants").

         In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company, the form of the Warrants, and such other certificates, records instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, we are of the opinion that upon issuance and delivery by the Company of the Shares pursuant to the terms of the Warrants, the Shares issued thereunder will be legally issued, fully paid and non-assessable

         The issuance of the Shares is subject to the continuing effectiveness of the Registration Statement and the qualification, or exemption from registration, of such Shares under certain state securities laws.

         We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" and we also hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as


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amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                   Very truly yours,

                                   /s/ Jamieson, Moore, Peskin & Spicer

                                   JAMIESON, MOORE, PESKIN & SPICER